UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
 (address of Principal Executive Offices)(Zip Code)

(503) 546-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

        (c) Exhibits.

        The following exhibits are being filed herewith and this list shall constitute the exhibit index:

        Exhibit

        99.1         Earnings Press Release

Item 12. Results of Operations and Financial Condition

        On July 15, 2004, Umpqua issued a press release with respect to financial results for the second quarter of 2004. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: July 15, 2004	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Ray Davis	Dan Sullivan
President/CEO	EVP/CFO
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-546-2490	503-546-2492
raydavis@umpquabank.com	dansullivan@umpquabank.com

UMPQUA HOLDINGS REPORTS RECORD OPERATING EARNINGS
 Strong balance sheet growth continues - Revenue at record high

PORTLAND, Ore. - July 15, 2004 - Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced record second quarter 2004 operating earnings of $9.5 million, or $0.33 per diluted share, compared to $8.8 million, or $0.31 per diluted share for the second quarter of 2003.

Operating earnings are defined as the Company's earnings before deduction of merger-related expenses, which are reported in periods with merger-related costs. Net income is operating earnings minus merger-related expenses. There were $346,000 in merger-related expenses, after tax, recorded in the second quarter of 2004.

Net income for the second quarter of 2004 was $9.1 million or $0.32 per diluted share compared to $8.1 million or $0.28 the second quarter of 2003.

The following table presents a reconciliation of net income to operating earnings, with merger- related expenses, net of tax, displayed for each period presented:

(Dollars in thousands, except per share data)	Q2 2004	Q1 2004	Q2 2003
Net Income	$9,131	$8,398	$8,132
Add Back: Merger related expense, net of tax	346	131	672

Operating Earnings	$9,477	$8,530	$8,804

Earnings per diluted share:	Q2 2004	Q1 2004	Q2 2003
Net Income	$0.32	$0.29	$0.28
Operating Earnings	$0.33	$0.30	$0.31

"We are very pleased to report record operating earnings this quarter, both in amount and on a diluted per share basis. The Company is delivering on its plan of strong organic growth, with total loans increasing by $79 million over the first quarter," said Ray Davis, president and chief executive officer of Umpqua Holdings Corporation.

The Bank's net interest margin was 4.74% for the second quarter of 2004, compared to 4.80% for the first quarter of 2004. Net charge-offs were $68 thousand, or 0.01% of average loans and leases for the second quarter of 2004, compared to $140 thousand, or 0.03% of average loans and leases for the first quarter of 2004.

Total non-interest income for the second quarter of 2004 increased $0.9 million, or 11% when compared to the first quarter of 2004. This resulted from an increase in mortgage banking revenue of $0.8 million, along with continued growth in other categories of the Company of $0.1 million.

Earnings contribution from the Company's mortgage group was $0.02 per diluted share in the second quarter of 2004, as compared to $0.01 per diluted share for the first quarter of 2004. Excluding the impact of the mortgage group, core operating earnings increased by $0.02 per diluted share, or 7% from the first quarter of 2004. The following table presents a reconciliation of core operating earnings per share to total:

Operating Earnings per diluted share:	Q2 2004	Q1 2004	Variance
Core excluding mortgage group	$0.31	$0.29	$0.02
Mortgage group	0.02	0.01	0.01
Total	$0.33	$0.30	$0.03

The Company's brokerage subsidiary, Strand, Atkinson, Williams & York, Inc., reported gross revenue of $3.1 million, an increase of 28% for the quarter compared with the second quarter of 2003.

Total revenue, which is defined as net interest income on a tax equivalent basis plus non-interest income, reached a record $40.7 million for the second quarter of 2004, compared to $38.2 million for the previous quarter, and $38.8 million for the same quarter a year ago. This represents an increase of 7% over the first quarter of 2004, and 5% over the same period a year ago.

Umpqua Bank, Umpqua Holdings' largest subsidiary, reports an efficiency ratio before merger-related expenses of 55.1% for the second quarter of 2004, compared to 58.2% for the previous quarter and 57.5% for the same quarter one year ago.

Total consolidated assets of Umpqua Holdings as of June 30, 2004 were $3.15 billion, compared to $3.00 billion at March 31, 2004 and $2.75 billion at June 30, 2003. Total gross loans and leases, and deposits were $2.15 billion and $2.48 billion, respectively, as of June 30, 2004, compared to $2.07 billion and $2.43 billion, respectively, as of March 31, 2004.

The following table presents the year to date June 2004 annualized growth rates:

(Dollars in thousands)	June 30, 2004	Dec. 31, 2003	Growth Rate
Loans and Leases	$2,152,417	$2,003,587	15%
Deposits	$2,479,115	$2,378,192	8%
Assets	$3,153,291	$2,963,815	13%

Total loans increased by $79 million during the quarter, while non-performing assets decreased by $0.4 million during the same period. The Bank's non-performing assets stand at $13.1 million at June 30, 2004, representing 0.41% of total assets, down from 0.45% as of March 31, 2004.

During the second quarter of 2004, the Company repurchased 321,729 shares of its common stock on the open market at a weighted average price per share of $18.80. Also during the second quarter of 2004, the Company announced a dividend to shareholders of $0.06 per share, an increase of 50% over the first quarter dividend of $0.04 per share.

On July 12, 2004, the company announced the completion of its acquisition of Humboldt Bancorp and its principal operating subsidiary Humboldt Bank. Under the terms of the merger agreement, Humboldt Bancorp shareholders will receive one share of Umpqua Holdings Corporation common stock for each share of Humboldt Bancorp common stock. Approximately 15.5 million shares of Umpqua Holdings Corporation common stock are to be issued in connection with the merger. The combined organization will have assets of approximately $4.6 billion, deposits of approximately $3.5 billion and shareholders' equity of approximately $650 million. The acquisition will be accounted for using the purchase accounting method for business combinations, and as such, will be first reflected in the Company's third quarter 2004 financial statements.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 91 stores throughout Oregon, Northern California and Southwest Washington. The bank was named #1 on "The 100 Best Companies to Work For in Oregon" large companies list for 2004 by Oregon Business Magazine. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc. which has 14 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Additionally, Umpqua Holdings' Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, July 15, 2004, at 10:00 a.m. PDT where the Company will discuss operating results for the second quarter of 2004. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-323-2711 a few minutes before 10:00 a.m. The password is "UMPQUA." Information to be discussed in the teleconference will be available on the Company's website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 888-568-0664, or by visiting that website.

Umpqua Holdings Corporation
Consolidated Statements of Income
(unaudited)

	Quarter ended:

Dollars in thousands, except per share data	June 30, 2004	March 31, 2004	June 30, 2003

Interest income
Loans and leases	$32,791	$31,865	$30,962
Investments taxable	5,415	4,590	2,395
Investments tax exempt	396	413	720
Temporary investments	29	23	187
Other interest and dividends	15	16	16

Total interest income	38,646	36,907	34,280

Interest expense
Deposits	5,785	5,889	6,267
Repurchase agreements and
fed funds purchased	185	139	106
Trust preferred securities	1,120	1,123	914
Other borrowings	467	241	193

Total interest expense	7,557	7,392	7,480
Net interest income	31,089	29,515	26,800
Provision for credit losses	1,100	1,075	950
Non-interest income
Service charges	3,273	3,127	3,198
Brokerage fees	3,014	2,891	2,370
Mortgage banking revenue	2,399	1,649	2,835
Gain on sale of securities	6	-	2,136
Other income	716	793	1,099

Total non-interest income	9,408	8,460	11,638

Non-interest expense
Salaries and benefits	13,753	13,665	13,170
Occupancy and equipment	4,153	4,115	3,947
Other	6,550	5,946	6,760
Merger related expenses	549	216	1,050

Total non-interest expense	25,005	23,942	24,927
Income before income taxes	14,392	12,958	12,561
Provision for income tax	5,261	4,560	4,429

Net income	$9,131	$8,398	$8,132

Weighted average shares
outstanding	28,339,080	28,445,316	28,283,843
Weighted average diluted
shares outstanding	28,664,279	28,819,200	28,667,926

Basic earnings per share	$0.32	$0.30	$0.29
Diluted earnings per share	$0.32	$0.29	$0.28

Umpqua Holdings Corporation
Consolidated Statements of Income
(unaudited)

	Six months ended:

Dollars in thousands, except per share data	June 30, 2004	June 30, 2003

Interest income
Loans and leases	$64,655	$62,346
Investments taxable	10,006	5,361
Investments tax exempt	809	1,523
Temporary investments	52	338
Other interest and dividends	31	30

Total interest income	75,553	69,598
Interest expense
Deposits	11,675	12,748
Repurchase agreements and
fed funds purchased	323	214
Trust preferred securities	2,243	1,851
Other borrowings	708	405

Total interest expense	14,949	15,218
Net interest income	60,604	54,380
Provision for credit losses	2,175	2,425
Noninterest income
Service charges	6,400	6,112
Brokerage fees	5,905	4,309
Mortgage banking revenue	4,048	7,113
Gain (loss) on sale of securities	6	2,143
Other income	1,509	2,145

Total noninterest income	17,868	21,822
Noninterest expense
Salaries and benefits	27,419	26,070
Occupancy and equipment	8,268	7,529
Other	12,495	12,853
Merger related expenses	765	1,688

Total noninterest expense	48,947	48,140
Income before income taxes	27,350	25,637
Provision for income tax	9,821	9,124

Net income	$17,529	$16,513

Weighted average shares
outstanding	28,392,198	28,221,008
Weighted average diluted
shares outstanding	28,734,859	28,600,479

Basic earnings per share	$0.62	$0.59
Diluted earnings per share	$0.61	$0.58

Umpqua Holdings Corporation
Consolidated Balance Sheets
(unaudited)

Dollars in thousands, except per share data	June 30, 2004	March 31, 2004	June 30, 2003

Assets:
Cash and cash equivalents	$110,804	$105,913	$184,262
Trading account securities	1,089	1,094	1,833
Investments available for sale	559,013	502,807	351,209
Investments held to maturity	13,908	14,594	17,836
Loans held for sale	37,866	31,526	62,926
Loans and leases	2,152,417	2,073,875	1,877,238
Less: Allowance for credit losses	(27,319)	(26,287)	(25,316)

Loans and leases, net	2,125,098	2,047,588	1,851,922
Federal Home Loan Bank stock	10,368	7,239	4,891
Premises and equipment, net	68,526	67,504	62,853
Other real estate owned	724	1,711	2,504
Mortgage servicing rights, net	11,391	10,959	9,274
Goodwill and other intangibles	159,575	159,661	160,547
Other assets	54,929	47,186	37,000

	$3,153,291	$2,997,782	$2,747,057

Liabilities:
Deposits	$2,479,115	2,428,926	$2,282,909
Securities sold under agreements
to repurchase and fed funds purchased	77,615	58,906	33,581
Borrowings	145,618	55,620	22,105
Notes payable for Trust preferred
securities	97,941	97,941	75,000
Other liabilities	30,963	26,152	28,358

Total liabilities	2,831,252	2,667,545	2,441,953

Shareholders' equity:
Common stock	226,774	232,118	229,780
Retained earnings	103,754	96,317	73,724
Accumulated other comprehensive
Income (loss)	(8,489)	1,802	1,600

Total shareholders' equity	322,039	330,237	305,104

Total liabilities and shareholders' equity	$3,153,291	$2,997,782	$2,747,057

Common shares outstanding at period end	28,219,677	28,489,267	28,331,279
Book value per share	$11.41	$11.59	$10.77
Tangible book value per share	$5.76	$5.99	$5.10
Tangible equity	$162,464	$170,576	$144,557

Umpqua Holdings Corporation
Loan Portfolio

Dollars in thousands	June 30, 2004	March 31, 2004	June 30, 2003

Loans and leases by purpose:
Commercial real estate	$1,209,975	$1,121,008	$886,543
Residential real estate	105,003	94,479	78,578
Construction	196,577	230,674	265,753

Total real estate	1,511,555	1,446,161	1,230,874
Commercial	592,718	578,823	596,778
Leases	9,439	10,214	9,082
Consumer	35,904	37,131	39,905
Other	2,801	1,546	599

Total loans and leases	$2,152,417	$2,073,875	$1,877,238

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	June 30, 2004	March 31, 2004	June 30, 2003

Allowance for credit losses
Balance beginning of period	$26,287	$25,352	$24,538
Provision for credit losses	1,100	1,075	950
Charge-offs	(415)	(447)	(466)
Less: recoveries	347	307	294
Net charge-offs	(68)	(140)	(172)
Balance end of period	$27,319	$26,287	$25,316

Net charge-offs to average
loans and leases (annualized)	0.01%	0.03%	0.04%
Recoveries to gross charge-offs	83.61%	68.68%	63.09%
Allowance for credit losses to
loans and leases	1.27%	1.27%	1.35%
Allowance for credit losses to
nonperforming loans and leases	221%	223%	116%
Nonperforming loans and leases
to total loans and leases	0.57%	0.57%	1.17%
Nonperforming assets
Nonperforming loans and leases	$12,352	$11,800	$21,879
Real estate owned	724	1,711	2,504

Total nonperforming assets	$13,076	$13,511	$24,383

Umpqua Holdings Corporation
Loan Portfolio

	Year to date	Year to date
Dollars in thousands	June 30, 2004	June 30, 2003

Allowance for credit losses
Balance beginning of period	$25,352	$24,731
Provision for credit losses	2,175	2,425

Charge-offs	(862)	(2,441)
Less: recoveries	654	601

Net charge-offs	(208)	(1,840)

Balance end of period	$27,319	$25,316

Net charge-offs to average
loans and leases (annualized)	0.02%	0.20%

Recoveries to gross charge-offs	75.87%	24.62%

Deposits by Type
	June 30, 2004		March 31, 2004		June 30, 2003

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest bearing	$624,391	25.2%	$592,762	24.4%	$617,326	27.0%
Demand, interest bearing	1,132,087	45.7%	1,069,064	44.0%	877,765	38.4%
Savings	150,436	6.1%	166,481	6.9%	181,131	7.9%
Time	572,201	23.1%	600,619	24.7%	606,687	26.6%

Total Deposits	$2,479,115	100.0%	$2,428,926	100.0%	$2,282,909	100.0%

Umpqua Holdings Corporation
Selected Ratios

		Quarter ended:

	June 30, 2004	March 31, 2004	June 30, 2003

Net Interest Spread:
Yield on loans and leases	6.12%	6.23%	6.65%
Yield on taxable investments	3.95%	3.87%	3.21%
Yield on tax-exempt investments (1)	6.76%	6.71%	6.56%
Yield on temporary investments	0.91%	0.91%	1.18%

Total yield on earning assets	5.68%	5.78%	6.05%
Cost of interest bearing deposits	1.25%	1.31%	1.53%
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.85%	1.02%	1.43%
Cost of borrowings	1.91%	1.76%	3.38%
Cost of trust preferred	4.60%	4.61%	4.89%

Total cost of interest bearing liabilities	1.42%	1.47%	1.69%

Net interest spread	4.26%	4.31%	4.36%
Net interest margin	4.57%	4.63%	4.74%
Before Merger Related Expenses:
Return on average assets	1.23%	1.17%	1.34%
Return on average tangible assets	1.29%	1.23%	1.43%
Return on average equity	11.65%	10.58%	11.72%
Return on average tangible equity	22.76%	20.84%	25.19%
After Merger Related Expenses:
Return on average assets	1.18%	1.15%	1.24%
Return on average tangible assets	1.25%	1.21%	1.32%
Return on average equity	11.23%	10.42%	10.83%
Return on average tangible equity	21.93%	20.52%	23.27%
Bank Only Ratios:
Umpqua Bank efficiency ratio before merger
expenses	55.11%	58.16%	57.51%
Umpqua Bank net interest margin	4.74%	4.80%	4.90%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation
Selected Ratios

	Six months ended:

	June 30, 2004	June 30,2003

Net Interest Spread:
Yield on loans and leases	6.17%	6.80%
Yield on taxable investments	3.91%	3.80%
Yield on tax-exempt investments (1)	6.73%	6.52%
Yield on temporary investments	0.91%	1.18%

Total yield on earning assets	5.73%	6.28%
Cost of interest bearing deposits	1.28%	1.57%
Cost of securities sold under
agreements to repurchase and fed funds purchased	0.91%	1.43%
Cost of borrowings	1.86%	3.47%
Cost of trust preferred	4.61%	4.98%

Total cost of interest bearing liabilities	1.44%	1.74%

Net interest spread	4.29%	4.54%
Net interest margin	4.60%	4.92%
Before Merger Related Expenses:
Return on average assets	1.20%	1.36%
Return on average tangible assets	1.26%	1.45%
Return on average equity	11.12%	11.94%
Return on average tangible equity	21.81%	26.08%
After Merger Related Expenses:
Return on average assets	1.17%	1.28%
Return on average tangible assets	1.23%	1.36%
Return on average equity	10.83%	11.21%
Return on average tangible equity	21.23%	24.48%
Bank Only Ratios:
Umpqua Bank efficiency ratio before merger expenses	56.59%	56.25%
Umpqua Bank net interest margin	4.77%	5.08%

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.